Exhibit 31.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO RULE 13A-14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

I, Mark C. Trudeau, certify that:

1.	I have reviewed this annual report on Form 10-K/A of Mallinckrodt plc;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 19, 2021	By:	/s/ Mark C. Trudeau
Mark C. Trudeau
President and Chief Executive Officer and Director (principal executive officer)